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                                                                   EXHIBIT 10.93

                [PANHANDLE EASTERN PIPE LINE COMPANY LETTERHEAD]


March 15, 1990

Mr. J. M. Bollinger
Cogen Technologies, Inc.
1600 Smith Street
50th Floor
Houston, Texas 77002


                    Re: Permission to Enter Upon Lands of Texas
                        Eastern Cryogenics, Inc. - Staten Island,
                        New York

Gentlemen:

     It is our understanding that Cogen Technologies, Inc., desires to enter upon that certain tract of land belonging to Texas Eastern Cryogenics, Inc., ("Texas Eastern"), situated upon Staten Island. Such entry is to be for the purpose of survey and inspection in connection with projected construction of subsurface electric lines upon Texas Eastern's property. Texas Eastern is prepared to permit such entry, subject to the following terms and conditions.

     1) Your company will fully reimburse Texas Eastern for any damages to the subject property, or any improvements or other property situated thereon, caused by your activities upon the subject property.

     2) Your company will indemnify and hold harmless Texas Eastern, its agents and employees, against any claims, demands or causes of action brought by any third party, including the agents or employees of either your company or Texas Eastern, for damage to property, or injury or death to persons, in any way caused by or pertaining to your company's activities upon the subject property. This indemnity shall extend to claims, demands or causes of action attributable to the concurrent negligence of Texas Eastern, its agents or employees, but shall not be deemed to indemnify any party against its sole negligence, gross negligence or willful misconduct. Your company shall reimburse Texas Eastern, its agents and employees, for any reasonable costs or attorney's fees attendant to the defense against any claim, demand or cause of action covered by this indemnity, and any reasonable costs or attorney's fees attendant to the enforcement of this indemnity.
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     3)   Your company shall waive any claim for damage or destruction of its property caused by or pertaining to your activities upon the subject property, save and except those attributable to the sole or gross negligence of Texas Eastern, or its willful misconduct.

     4) Texas Eastern shall not be deemed to have made any representations regarding the condition of the subject property, or its safety for any particular enterprise.

     5) THIS LETTER AGREEMENT SHALL BE DEEMED SUBJECT TO, AND SHALL BE INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT FOR ANY CHOICE OF LAW RULES OF SUCH STATE THAT WOULD MANDATE REFERENCE TO THE LAWS OF ANOTHER JURISDICTION. PROPER VENUE FOR ANY JUDICIAL PROCEEDING CONCERNING THIS LETTER AGREEMENT SHALL BE DEEMED TO BE IN THE APPROPRIATE COURTS OF HARRIS COUNTY, TEXAS.

     If this agreement is acceptable to you, please execute both originals hereof in the space indicated, and return one such executed original to Texas Eastern.

                                        Yours truly,

                                        TEXAS EASTERN CRYOGENICS, INC.

                                        By: /s/ KIRK B. MICHAEL
                                            ------------------------------------

Agreed to and Accepted:

COGEN TECHNOLOGIES, INC.

By: /s/ ROBERT MCNAIR   JMB
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Title: President
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Date:  3-19-90
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